Exhibit 99.1
For Immediate Release
Local.com Terminates soUno Acquisition Negotiations
IRVINE, Calif., March 8, 2007 — Local.com Corporation (NASDAQ: LOCM), a leading local search engine, today announced that it has terminated its Letter of Intent dated January 22, 2007, to acquire soUno Directional Media Solutions, LLC.
The Letter of Intent was not binding and any potential acquisition was subject to the completion of due diligence, negotiation and execution of a definitive agreement, approval by Local.com shareholders, as well as customary closing conditions.
“Local.com has made great progress in the past two months, signing deals with three major media and technology companies,” said Heath Clarke, Local.com CEO. “Each of these is a significant achievement for Local.com, and we expect to announce more deals in due course.”
Local.com launched its first local ad product, LocalPromote, in October 2006 and reported over 350 advertisers by the end of the quarter.
“With limited test marketing we have acquired over 600 local advertisers to-date. We are encouraged by the progress we have made during our testing phase, and are positioning ourselves for a significant launch of our local ad products during the second quarter,” said Clarke.
Local.com will focus resources and capital in the near-term to develop the company’s organic growth capabilities, as well as develop partnership and business relationships with other leading media companies.
“We are continually refining our ad products, ad delivery systems, search engine marketing and advertiser acquisition strategies,” Clarke added. “Based on thorough due diligence and analysis, it became clear to us that at this time it is in the best interests of our company and shareholders to invest our capital into our own advertiser acquisition capabilities.”
Local.com intends to work with soUno in order to capitalize on areas of mutual benefit and continues to look for acquisition opportunities.
There are no breakup fees associated with the termination.
About Local.com
Local.com (NASDAQ: LOCM), is a Top 100 website attracting approximately 10 million visitors each month seeking information on local businesses, products, services, people and jobs. Powered by the company’s patent-pending Keyword DNA® and local web indexing technologies, Local.com provides users with targeted, relevant local search results, including special offers from local businesses, user reviews, local businesses’ website links, maps, driving directions and more. Businesses can advertise on Local.com with subscription, pay per click, banner and pay per call ad products.

Forward-Looking Statements
All statements other than statements of historical fact included in this document regarding our anticipated financial position, business strategy and plans and objectives of our management for future operations, are forward-looking statements. When used in this report, words such as “anticipate,” “believe,” “estimate,” “plans,” “expect,” “intend” and similar expressions, as they relate to Local.com or our management, identify forward-looking statements. Any forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to our management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including, but not limited to, our ability to monetize the Local.com domain, incorporate our local-search technologies, market the Local.com domain as a destination for consumers seeking local-search results, grow our business by enhancing our local-search services, expand our Advertiser and Distribution Networks, expand internationally, integrate and effectively utilize our acquisitions’ technologies, develop our products and sales, marketing, finance and administrative functions and successfully integrate our expanded infrastructure, as well as our dependence on major advertisers, competitive factors and pricing pressures, changes in legal and regulatory requirements, and general economic conditions. Any forward-looking statements reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this paragraph.
Our Annual Report on Form 10-KSB, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements in this release speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.
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